UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2020 (October 20, 2020)

SMG INDUSTRIES INC.

(Exact name of registrant as specified in its charter)

Delaware	000-54391	51-0662991
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

710 N. Post Oak Road, Suite 315
Houston, Texas	77024
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(713-821-3153)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANAGEMENTS OF CERTAIN OFFICERS

On October 20, 2020, SMG Industries Inc.’s board of directors appointed three new members to serve on its board of directors. Each of Mr. Brady Crosswell, Mr. Todd Reidel and Mr. James Frye, were appointed to serve as members of the Company’s board of directors until the next election of directors or until their earlier resignation or removal.

Brady Crosswell was appointed to serve as a member of the Company’s board of directors on October 20, 2020. Mr. Crosswell currently serves as the General Partner of Grey Fox Investments, LP, which has investments in privately held companies in which he is active. He was Founder and Manager of Grey Rock Resources LLC and Grey Rock Gathering and Marketing LLC, which owned and managed rail, truck and marine terminal facilities in Lake Charles, LA. The companies internally processed and marketed crude oil and related products through these facilities. Both companies were sold in January 2020. Prior thereto, Mr. Crosswell was Founder and General Partner of Cierra Marine, LP and Crescent Terminals LLC, which owned inland marine tug and barges and a terminal located in the gulf coast. These companies were sold to a public MLP in July 2013.

Todd Reidel was appointed to serve as a member of the Company’s board of directors on October 20, 2020. Mr. Riedel serves as the President of Apex Capital Investments for the Apex Heritage Group. He is responsible for The Apex Heritage Group's Business Investments, Mergers & Acquisitions, Real Estate Investments & Activities, Deal Sourcing, Debt/Equity Financing, Capital Fundraising, Apex Strategic Planning, and various Philanthropic and Community Projects. Apex Heritage Group is a private firm that invests and manages small-to-mid-sized companies and real estate ventures located in the Southern US region and abroad. Apex focuses on identifying and growing entrepreneurial industrial manufacturing and services companies and diversifying overall investment holdings. Mr. Riedel has been with the Apex Heritage Group since 2012 and prior to his position with Apex Heritage Group, he was involved in several investment and leadership roles related to commercial development, family office, and the healthcare industry. Additionally, Mr. Riedel has been involved and served on numerous non-profit and for-profit boards for more than 25 years.

James E. Frye was appointed to serve as a member of the Company’s board of directors on October 20, 2020.  Mr. Frye founded each of 5J Oilfield Services LLC in November 2009 and 5J Trucking LLC in January 2004. He has been involved in the oilfield trucking industry for more than thirty-five years.   Mr. Frye served as President and as the direct or indirect owner of one hundred percent of both 5J entities until he sold both entities to the Company in February 2020.

As part of the consideration paid by the Company for the two 5J entities, Mr. Frye received a note payable by the Company and agreed to a deferred payment arrangement for an additional portion of the purchase price.  At the request of the board of directors of the Company, Mr. Frye agreed to remain in the position of President of both 5J Oilfield Services LLC and 5J Trucking LLC and will continue to serve in that capacity at the discretion of the board of directors.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 9, 2020	SMG Industries Inc.

	By:	/s/ Matthew Flemming
	Name:	Matthew Flemming
	Title:	Chief Executive Officer and President